                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit (d)(ii)

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A


FUND                                                         FUND EFFECTIVE DATE
----                                                         -------------------
Schwab 1000 Fund                                             April 2, 1991

Schwab Short-Term Bond Market Fund
  (Formerly known as Schwab Short-Term
  Bond Market Index Fund and
  Schwab Short/Intermediate
  Government Bond Fund)                                      November 4, 1991

Schwab California Long-Term                                  February 20, 1992
  Tax-Free Bond Fund

Schwab Long-Term Tax-Free                                    July 30, 1992
  Bond Fund

Schwab Total Bond Market Fund
  (Formerly known as Schwab Total Bond
  Market Index Fund and Schwab
  Long-Term Government
  Bond Fund)                                                 March 1, 1993

Schwab Short/Intermediate Tax-Free                           March 1, 1993
  Bond Fund

Schwab California Short/Intermediate                         March 1, 1993
  Tax-Free Bond Fund

Schwab YieldPlus Fund                                        July 21, 1999

Schwab GNMA Fund                                             January 27, 2003

Schwab California Tax-Free YieldPlus Fund                    November 15, 2004

Schwab Tax-Free YieldPlus Fund                               November 15, 2004

Schwab Inflation Protected Fund                              January 21, 2006

Schwab Global Real Estate Fund                               February 28, 2007

Schwab Premier Income Fund                                   September 19, 2007

                                   SCHWAB INVESTMENTS


                                   By:        /s/ Kimon Daifotis
                                              ---------------------------
                                   Name:      Kimon Daifotis
                                   Title:     Senior Vice President and
                                              Chief Investment Officer


                                   CHARLES SCHWAB INVESTMENT
                                   MANAGEMENT, INC.

                                   By:        /s/ Randall W. Merk
                                              -----------------------------
                                   Name:      Randall W. Merk
                                   Title:     President and
                                              Chief Executive Officer

                         Dated as of September 19, 2007

                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

FUND

SCHWAB 1000 FUND
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million; 0.22% of such assets over $500 million not in excess of $5 billion; 0.20% such daily net assets over $5 billion not in excess of $10 billion; and 0.18% of such assets over $10 billion.

SCHWAB SHORT-TERM BOND MARKET FUND
(Formerly known as Schwab Short-Term Bond Market Index Fund and Schwab Short/Intermediate Government Bond Fund)

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB LONG-TERM TAX-FREE BOND FUND
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB TOTAL BOND MARKET FUND
(Formerly known as Schwab Total Bond Market Index Fund and Schwab Long-Term Government Bond Fund)
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB YIELDPLUS FUND
The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

FUND

SCHWAB GNMA FUND
The annual fee, payable monthly, is 0.45% of the Fund's average daily net assets not in excess of $500 million, 0.40% of such net assets over $500 million but not in excess of $1 billion and 0.375% of such assets over $1 billion.

SCHWAB CALIFORNIA TAX-FREE YIELDPLUS FUND
The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB TAX-FREE YIELDPLUS FUND
The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB INFLATION PROTECTED FUND
The annual fee, payable monthly, is 0.40% of the Fund's average daily net assets not in excess of $500 million, 0.35% of such net assets over $500 million but not in excess of $1 billion and 0.33% of such assets over $1 billion.

SCHWAB GLOBAL REAL ESTATE FUND
The annual fee, payable monthly, is 0.90% of the Fund's average daily net assets not in excess of $500 million, 0.88% of such net assets over $500 million but not in excess of $1 billion and 0.86% of such assets over $1 billion.

SCHWAB PREMIER INCOME FUND


The annual fee, payable monthly, is 0.60% of the Fund's average daily net assets not in excess of $500 million, 0.55% of such net assets over $500 million but not in excess of $1 billion and 0.50% of such assets over $1 billion.


                                   SCHWAB INVESTMENTS

                                   By:        /s/ Kimon Daifotis
                                              ------------------------
                                   Name:      Kimon Daifotis
                                   Title:     Senior Vice President and
                                              Chief Investment Officer

                                   CHARLES SCHWAB INVESTMENT
                                   MANAGEMENT, INC.

                                   By:        /s/ Randall W. Merk
                                              ---------------------------
                                   Name:      Randall W. Merk
                                   Title:     President and
                                              Chief Executive Officer

Dated as of September 19, 2007